SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 27, 2005
(Date of earliest event reported)	July 26, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On July 26, 2005, ONEOK announced that Oklahoma Natural Gas Company will implement new rates for its approximately 820,000 customers beginning on July 28, 2005, in accordance with Oklahoma statutes.

Oklahoma law provides that a utility that has initiated a rate review by the Oklahoma Corporation Commission may implement new rates at the end of a 180-day period in the absence of a final order. Oklahoma Natural Gas Company filed an application for a rate increase with the Oklahoma Corporation Commission in January 2005, seeking $99.4 million in additional annual revenues. The 180-day period ends July 27, 2005.

The rates that Oklahoma Natural Gas Company will put into effect will be based on the recommendation of the Oklahoma Corporation Commission administrative law judge who heard the case. The recommendation was for an increase in annual revenues of approximately $58 million. This recommendation is being appealed to the three members of the Oklahoma Corporation Commission by Oklahoma Natural Gas Company and the Oklahoma Attorney General. The appeals are scheduled to be heard by the Oklahoma Corporation Commission on August 1, 2005.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated July 26, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	July 27, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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